Use these links to rapidly review the document
TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

As Filed Pursuant to Rule 424(b)(5)
Registration No. 333 -216444

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 15, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 15, 2017)

4,000,000 Shares

Common Stock

              Editas Medicine, Inc. is offering 4,000,000 shares of its common stock.

              Our common stock is listed on The NASDAQ Global Select Market under the symbol "EDIT." The last reported sale price of our common stock on The NASDAQ Global Select Market on March 14, 2017 was $26.04 per share.

              We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. See "Prospectus Supplement Summary—Implications of Being an Emerging Growth Company."

              Investing in our common stock involves risks. See "Risk Factors" beginning on page S-15 of this prospectus supplement, as well as those contained in the accompanying prospectus and the documents incorporated by reference herein and therein.

	Price to public	Underwriting Discounts and Commissions(1)	Proceeds to Editas
Per Share	$	$	$
Total	$	$	$

(1)
We have agreed to reimburse the underwriters for certain FINRA-related expenses. See "Underwriters" beginning on page S-29 of this prospectus supplement.

              We have granted the underwriters an option to purchase up to an additional 600,000 shares of our common stock at the public offering price less the underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

              The underwriters expect to deliver the shares of common stock to investors on or about                        , 2017.

Morgan Stanley	J.P. Morgan
Cowen and Company
JMP Securities

The date of this prospectus supplement is                        , 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

              We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

              Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in the accompanying prospectus.

              We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

 FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

              In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference are only predictions. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends that we believe may affect our business, financial condition, results of operations, and prospects, in each case as of the time we made such forward-looking statement. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, particularly under the heading "Risk Factors" in this prospectus and in the documents incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein.

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate herein and therein by reference. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page S-15 of this prospectus supplement and in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Business

              We are a leading genome editing company dedicated to treating patients with genetically defined diseases by correcting their disease-causing genes. We believe that we have entered a new era of genomic medicine as the growth of genomic information in recent decades has significantly expanded the understanding of genetically defined diseases. A new technology known as CRISPR (clustered, regularly interspaced short palindromic repeats) has the potential to achieve precise, directed changes in DNA. The confluence of these two streams of scientific endeavor, understanding genetic defects and having the tools to be able to address them, creates the opportunity for us to achieve a longstanding goal of medicine: to treat the root causes of diseases at the genetic level. Our mission is to translate the promise of our science into a broad class of transformative genomic medicines to benefit the greatest number of patients.

              We are developing a proprietary genome editing platform based on CRISPR technology. CRISPR uses a protein-RNA complex composed of an enzyme, including either Cas9 (CRISPR associated protein 9) or Cpf1 (CRISPR from Prevotella and Francisella 1), bound to a guide RNA molecule designed to recognize a particular DNA sequence. Once the complex binds to the DNA sequence it was designed to recognize, the complex makes a specific cut in the DNA, ultimately triggering the cell's DNA repair machinery to change the targeted sequence. Our platform consists of four interrelated components: nuclease engineering, delivery, control and specificity, and directed editing. These components are designed to develop medicines that specifically address a wide variety of genetic targets, reach the site of disease safely and effectively, tightly and specifically control the editing process, and drive the right kind of genetic repair. Our preclinical drug discovery platform uses the flexibility of CRISPR technology to enable rapid reprogramming of the guide RNA complex with the potential to direct it to almost any site in the human genome. Using this platform, we aim to develop and advance a broad range of therapies for genetically defined diseases.

Our Genomic Medicine Programs

              We have initiated a diversified range of research programs across multiple therapeutic areas. Since our scientific strategy is to optimize our genome editing platform in the context of specific product development efforts, we selected early programs requiring several different types of genome editing and DNA repair—both non-homologous end joining, or NHEJ, and homology directed repair, or HDR. Furthermore, our initial programs use, and will allow us to further optimize, a range of delivery modalities such as local injection, including using an adeno-associated viruses, or AAV, vector, or ex vivo genome modification, where cells are removed from the body, edited, and given back to the patient.

              We believe the therapeutic programs and delivery technologies we have chosen to date will demonstrate the depth and breadth of our ability to deploy our genome editing platform to treat patients in need. The current status of our programs is summarized in the table below:

Note: We have granted Allergan Pharmaceuticals International Limited, or Allergan, an exclusive option to exclusively license from us up to five collaboration development programs for the treatment of ocular disorders, including our Leber Congenital Amaurosis 10, or LCA10, program, subject to our right to elect to participate in a profit-sharing arrangement with Allergan in the United States with respect to our LCA10 program and up to one other collaboration development program. See "—Recent Developments" for more information.

Clinical Developments

Our Leber Congenital Amaurosis 10 Program

              Leber Congenital Amaurosis, or LCA, is a heterogeneous group of inherited retinal dystrophies caused by mutations in at least 18 different genes and is the most common cause of inherited childhood blindness, with an incidence of two to three per 100,000 live births worldwide. Symptoms of LCA appear within the first year of life with significant vision loss, rapid involuntary movements of the eyes, painful eye response to bright light, and absence of measurable electroretinogram recordings due a lack of functional photoreceptor cells. The most common form of the disease, referred to as LCA10, is a monogenic disorder and represents approximately 20-30% of all LCA subtypes. LCA10 is caused by autosomal recessive mutations in the CEP290 gene, which encodes a protein required for the survival and proper function of photoreceptor cells. The most frequently found mutation within the CEP290 gene, occurring in approximately 85% of north and west European patients with LCA10, is an A to G nucleotide change that disrupts normal splicing, or processing, of the gene message, ultimately resulting in the generation of a smaller and nonfunctional protein. Decreased CEP290 protein leads to loss of photoreceptor function and cells over time, which leads to blindness.

              We are developing a genome editing therapeutic for LCA10 that uses an AAV vector to deliver the DNA encoding Cas9 and two guide RNAs to photoreceptor cells in the eye. In order to deliver this therapy directly and specifically to the site of disease, we are assessing the most well-established and relevant variants of AAV for retinal delivery. These variants have been shown by others to be effective delivery modalities in clinical trials for various other diseases, including retinal diseases.

              Our approach is designed to eliminate the A to G nucleotide change in the CEP290 gene described above by cutting out that nucleotide and surrounding DNA, thus restoring normal protein expression and function of the remaining photoreceptor cells, which could improve or arrest the further loss of vision in LCA patients.

              We have tested combinations of Cas9 and guide RNA pairs in vitro in cells that were taken from patients with the CEP290 mutation to determine whether they could successfully edit the mutation and lead to correctly spliced messenger RNA, or mRNA, and correctly produced CEP290 protein. We isolated and analyzed DNA from these edited cells and observed removal of the mutation-containing region in the DNA. Furthermore, as shown in the figure below, these studies also demonstrated that the edit restored significant levels of normal mRNA and lowered the levels of mutant mRNA, as compared to control. This restoration of normal mRNA expression suggests that we successfully edited the LCA10 gene defect in these cells.

Expression of Corrected CEP290 mRNA

              These results for the three guide pairs were statistically significant, with a p-value of less than 0.0001. P-value is a conventional statistical method for measuring the statistical significance of study results. A p-value of 0.05 or less represents statistical significance, meaning that there is a 1-in-20 or less statistical probability that the observed results occurred by chance.

              In these studies we also observed two-fold and greater increases in full-length CEP290 protein expression compared to a control. We believe this demonstrates that successful editing of the genetic defect that causes LCA10 also leads to increased expression of the normal CEP290 protein. It is our view that increased expression of normal CEP290 protein could improve or arrest the further loss of vision in LCA10 patients.

 Full-Length CEP290 Protein Expression

              To characterize editing specificity, we are applying a combination of methods to quantify the frequency of modification at the targeted DNA location and to assess the potential for modification at off-target locations in the genome. For each guide RNA included in the studies above, we measured the potential for off-target activity using an analytical technique known as GUIDE-Seq. With this method we assessed the specificity of each guide RNA in certain tissue culture cells. With this method we were able to clearly identify several guide RNAs that show no detectable off-target activity in this assay, as demonstrated in the graph below, and we selected those guide RNAs for further assessment to define the final product candidate for our LCA10 program. We believe our detailed characterization of editing specificity in vitro will allow us to select guide RNA and endonuclease combinations with the highest likelihood of providing clinical benefit in patients while working to minimize safety risks.

Edits at Off-Target Locations

Engineered T Cell Therapies for Immuno-Oncology

              Engineered T cells have shown encouraging early clinical activity against multiple cancers, and there is significant interest in the medical community in expanding the application of this technology across a broader range of cancers and patients. Recent data suggest that improving T cell persistence, or the duration these cells are active in the body, positively correlates with anti-tumor activity. We believe that our genome editing technology has the potential to improve T cell persistence and confer other advantageous properties on engineered T cells, such as overcoming signals in the tumor microenvironment that reduce T cell activity. If we are successful, genome-edited engineered T cells have the potential to significantly expand the types of cancers treatable by chimeric antigen receptor/T cell receptor, or CAR/TCR, engineered T cells and to improve the outcomes of these therapies.

              Through our collaboration with Juno Therapeutics, a leader in the emerging field of immuno-oncology, we plan to direct our genome editing technology towards multiple targets in order to improve the efficacy and safety of CAR/TCR engineered T cells against a range of tumor types. We are currently optimizing genome editing components and delivery methods compatible with engineered T cell manufacturing methods developed by Juno Therapeutics. In an in vitro study under this collaboration, Cas9-guide RNA complexes directed against two different T cell target genes were delivered into primary human T cells obtained from three separate donors. At different time points, the extent of genome editing and the percentage of viable cells were measured. We assessed editing by measuring protein expression on the cell surface following treatment with our Cas9-guide RNA complexes. We observed high levels of editing, achieving approximately 90% for target A and 50% for target B, across samples from the three donors on day four, as shown in the figure below.

Editing of T Cell Target Genes in Human T Cells

              In addition, we observed on average approximately 75% cell viability four days following delivery, as shown in the figure below. We believe this is a sufficiently favorable result to support further advancement of this program.

 Cell Viability of Human T Cells Following
Delivery of Cas9-Guide RNA Complexes

              We and Juno Therapeutics have selected a number of targets for editing using both NHEJ- and HDR-based approaches to evaluate the effects on safety and efficacy of CAR/TCR engineered T cells, both ex vivo and in vivo. These studies are designed to facilitate the selection of therapeutic programs to be pursued under our collaboration with Juno Therapeutics.

              An important consideration for the collaboration with Juno Therapeutics is achieving stable cellular editing in the presence of an engineered T cell that contains the CAR technology. The data below demonstrates our ability to achieve greater than 90% knock-out of the programmed cell death protein, or PD-1, gene, which is a gene involved in the survival and regulation of T cells, including those engineered with Juno Therapeutics' CAR technology. We believe the measured insertions and deletions at 20 days is indicative of the persistence of our editing of such cells.

Gene Disruption in T cells
± CD19 CAR

Additional Research Programs

Non-malignant Hematologic Diseases

              We intend to develop approaches for genome editing in hematopoietic stem cells, or HSCs, to support the advancement of other programs to treat non-malignant hematological diseases. For example, we are actively pursuing gene editing approaches to treating sickle cell disease and beta thalassemia and assessing other opportunities to develop medicines for diseases where we believe gene editing of HSCs is likely to produce a therapeutic effect. We have demonstrated successful editing of HSCs ex vivo in both umbilical cord and adult bone marrow stem cells, as shown in the graph below, which we believe is significant because our ability to edit these stem cells demonstrates that our approach may be applicable to all types of HSCs.

Efficient Editing of
HSCs ex vivo

              To create a durable therapy, it is necessary to demonstrate that edited HSCs are able to engraft into and survive in the bone marrow and then produce the various types of cells that derive from HSCs. We demonstrated both of these points in vivo in mice. As shown in the first graph, we observed that gene edited human cells persisted in mouse blood four months after engraftment at levels similar to non-edited cells by measuring CD45+, which is a marker that identifies the presence of human HSCs in mice, and, as shown in the second graph, we observed that edited HSCs continued to both persist as HSCs and continued to propagate into myeloid and erythroid cells, which are different types of cells that HSCs develop into over time.

 Long-term Engraftment of
Edited HSCs in vivo

Edited HSCs Retain Multipotency in vivo

Recent Developments

              On March 14, 2017, we entered into a Strategic Alliance and Option Agreement, or the Strategic Agreement, with Allergan to discover, develop, and commercialize new gene editing medicines for a range of ocular disorders. Over a seven-year research term, Allergan will have an exclusive option to exclusively license from us up to five collaboration development programs for the treatment of ocular disorders, including our LCA10 program. We will use commercially reasonably efforts to develop at least five collaboration development programs and deliver preclinical results and data meeting specified criteria with respect to each collaboration development program to Allergan. We will generally have responsibility for the conduct of each collaboration development program and sole responsibility for all development costs of each collaboration development program prior to any exercise by Allergan of its option to acquire an exclusive license to such collaboration development program under the terms of the Strategic Agreement. If at the end of the seven-year research term we have not delivered five collaboration development programs that satisfy the criteria for each such program, the research term shall automatically extend by one-year increments until such obligation is satisfied, up to a three additional years. In connection with entering into the Strategic Agreement, Allergan is required to pay us a one-time up-front payment of $90.0 million. In addition, within 45 days of the acceptance by the applicable regulatory authority of our submission of an investigational new drug application with respect to our LCA10 program, Allergan is required to pay us a one-time payment in the low-eight digits, whether or not Allergan exercises its option under the Strategic Agreement to acquire an exclusive license with respect to our LCA10 program.

              Upon the exercise of an option with respect to a collaboration development program, Allergan is required to pay an option exercise fee. We are also entitled to receive clinical and regulatory milestone payments from Allergan with respect to each collaboration development program for which Allergan exercises its option, as well as royalties with respect to net sales of licensed products. We are generally required to pay Allergan royalties on net sales of products developed under any collaboration development programs that Allergan terminated following exercise of its option.

              We will have the right, with respect to our LCA10 program and up to one other collaboration development program of our choosing, following the exercise by Allergan of its option to such programs, to elect to participate in a profit-sharing arrangement with Allergan in the United States, on terms mutually agreed by us and Allergan and subject to a right of Allergan to reject such election under certain circumstances. Under any such profit-sharing arrangement, we and Allergan would share equally in net profits and losses on specific terms to be agreed between us and Allergan, in lieu of Allergan paying royalties on net sales of any applicable licensed products in the United States, and in such event Allergan's milestone payment obligations would be reduced.

              For more information, see the description of the Strategic Agreement in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 15, 2017 and incorporated by reference herein.

Implications of Being an Emerging Growth Company

              As a company with less than $1.0 billion of revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may remain an emerging growth company until the end of our 2021 fiscal year. However, if certain events occur prior to the end of such period, including if we become a "large accelerated filer," our annual gross revenue exceeds $1.0 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

  •
  reduced disclosure about our executive compensation arrangements;

  •
  exemption from holding non-binding advisory votes on executive compensation, including golden parachute arrangements; and

  •
  exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting.

              Accordingly, the information contained in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, may be different than the information you receive from other public companies in which you hold stock. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards, and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our Corporate Information

              Our executive offices are located at 11 Hurley Street, Cambridge, Massachusetts, 02141, and our telephone number is (617) 401-9000. Our website address is www.editasmedicine.com. We have included our website address in this prospectus supplement as an inactive textual reference only. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

              In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "Editas," "we," "us," "our," and similar references refer to Editas Medicine, Inc. and its consolidated subsidiary.

              The Editas logo is our trademark. The other trademarks, trade names, and service marks appearing in this prospectus supplement belong to their respective holders.

THE OFFERING

Common stock offered by us	4,000,000 shares
Common stock to be outstanding after this offering	40,719,696 shares (or 41,319,696 shares if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase up to 600,000 additional shares of our common stock.
Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $97.7 million, based on an assumed public offering price of $26.04 per share, which was the last reported sale price of our common stock on The NASDAQ Global Select Market on March 14, 2017, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds to us from this offering to fund preclinical studies and clinical trials for our LCA10 program and our other programs to treat genetic and infectious diseases of the eye, preclinical studies of our programs to treat non-malignant hematologic diseases, preclinical studies in our collaboration with Juno Therapeutics, preclinical studies of other research programs, continued expansion of our platform technology, and for working capital and other general corporate purposes. See "Use of Proceeds" for more information.

Risk factors

See "Risk Factors" beginning on page S-15 and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Global Select Market symbol	"EDIT"

              The number of shares of our common stock to be outstanding after this offering is based on the 36,719,696 shares of our common stock outstanding as of February 28, 2017, which includes 690,861 shares of unvested restricted stock subject to repurchase by us and 19,057 shares issued upon early exercise of stock options subject to repurchase by us.

              The number of shares of our common stock to be outstanding after this offering excludes:

  •
  3,408,079 shares of common stock issuable upon exercise of stock options outstanding as of February 28, 2017, at a weighted-average exercise price of $14.06 per share;

  •
  4,151,757 additional shares of common stock reserved as of February 28, 2017 for future issuance under our 2015 Stock Incentive Plan, of which 953,750 are issuable upon the exercise of stock options granted on March 1, 2017 at an exercise price of $24.60 per share; and

  •
  751,242 additional shares of common stock reserved as of February 28, 2017 for future issuance under our 2015 Employee Stock Purchase Plan.

              Unless otherwise indicated, this prospectus supplement reflects and assumes:

  •
  no exercise of the outstanding options described above; and

  •
  no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

              An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned "Risk Factors" contained in our most recent Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, and in any free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to This Offering

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

              If you purchase common stock in this offering, you will incur immediate and substantial dilution of $20.33 per share, representing the difference between the assumed public offering price of $26.04 per share, which was the last reported sale price of our common stock on The NASDAQ Global Select Market on March 14, 2017, and our as adjusted net tangible book value per share after giving effect to this offering at the assumed public offering price. Moreover, as of February 28, 2017, there were 3,408,079 shares subject to outstanding options at a weighted-average exercise price of $14.06 per share. To the extent that these outstanding options are ultimately exercised or the underwriters exercise their option to purchase additional shares, you will incur further dilution. For a further description of the dilution you will experience immediately after this offering, see "Dilution."

You may experience future dilution as a result of future equity offerings.

              In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

              We may also in certain circumstances issue shares of our common stock in satisfaction of certain payment obligations of ours under certain license agreements to which we are a party and certain promissory notes that we have issued, and additional promissory notes that we may issue in the future in connection with these license agreements. To the extent that we issue these shares for consideration per share that is less than the price per share paid by investors in this offering, you will incur further dilution. For more information, see "Business—License Agreements" in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 3, 2017 and incorporated by reference herein.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

              Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

 USE OF PROCEEDS

              We estimate that the net proceeds to us from this offering will be approximately $97.7 million, or approximately $112.4 million if the underwriters exercise in full their option to purchase additional shares of our common stock, in each case based on an assumed public offering price of $26.04 per share, which was the last reported sale price of our common stock on The NASDAQ Global Select Market on March 14, 2017, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

              We currently intend to use the net proceeds to us from this offering to fund preclinical studies and clinical trials for our LCA10 program and our other programs to treat genetic and infectious diseases of the eye, preclinical studies of our programs to treat non-malignant hematologic diseases, preclinical studies in our collaboration with Juno Therapeutics, preclinical studies of other research programs, continued expansion of our platform technology, and for working capital and other general corporate purposes. We believe opportunities may exist from time to time to expand our current business through acquisitions of or license or collaboration agreements with complementary companies, products, or technologies. While we have no current agreements, commitments or understandings for any specific acquisitions or license or collaboration agreements at this time, we may use a portion of the net proceeds for these purposes.

              This expected use of the net proceeds to us from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our programs, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. As of December 31, 2016, we had cash and cash equivalents of $185.3 million. We estimate that the net proceeds from this offering, together with our existing cash and cash equivalents as of December 31, 2016 and anticipated interest income, anticipated research support under our collaboration with Juno Therapeutics, Inc., anticipated payments from the Cystic Fibrosis Foundation, Inc., and a payment of $90.0 million due to us from Allergan Pharmaceuticals International Limited under a Strategic Alliance and Option Agreement, will be sufficient to enable us to fund our operating expenses, debt service, and capital expenditure requirements for at least the next 24 months. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. We do not expect that the net proceeds from this offering and our existing cash and cash equivalents will be sufficient to enable us to fund the completion of development of any product candidates we may develop.

              Pending use of the proceeds as described above, we intend to invest the proceeds in short-term, interest-bearing, investment-grade securities and U.S. government securities.

 PRICE RANGE OF COMMON STOCK

              Our common stock is listed on The NASDAQ Global Select Market under the symbol "EDIT." The following table sets forth the high and low sale prices per share of our common stock, as reported on The NASDAQ Global Select Market, for the periods indicated.

	Market Price
	High	Low
2016
First Quarter (beginning February 3, 2016)	$43.99	$12.57
Second Quarter	$43.50	$22.50
Third Quarter	$28.63	$13.10
Fourth Quarter	$18.94	$12.43
2017
First Quarter (through March 14, 2017)	$29.20	$16.30

              On March 14, 2017, the last reported sale price of our common stock on The NASDAQ Global Select Market was $26.04 per share. As of the date of this prospectus supplement, we had approximately 36 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

 DIVIDEND POLICY

              We have not declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

              The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2016, as follows:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to our issuance and sale of 4,000,000 shares of common stock in this offering at an assumed public offering price of $26.04 per share, which was the last reported sale price of our common stock on the NASDAQ Global Select Market on March 14, 2017, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

              You should read the following table together with our consolidated financial statements and the related notes to those statements and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2016 (unaudited)
	Actual	As Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$185,323	$283,033

Construction financing lease obligation, net of current portion	35,096	35,096
Preferred stock, par value $0.0001 per share; 5,000,000 shares authorized, actual and as adjusted; no shares issued or outstanding, actual and as adjusted	—	—
Common stock, par value $0.0001 per share, 195,000,000 shares authorized, actual and as adjusted; 36,662,724 and 40,662,724 shares issued, actual and as adjusted; and 35,818,131 and 39,818,131 shares outstanding, actual and as adjusted	4	4
Additional paid-in capital	320,129	417,839
Accumulated deficit	(185,526)	(185,526)

Total stockholders' equity	134,607	232,317

Total capitalization	$169,703	$267,413

              A $1.00 increase (decrease) in the assumed public offering price of $26.04 per share, which was the last reported sale price of our common stock on the NASDAQ Global Select Market on March 14, 2017, would increase (decrease) the as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders' equity, and total capitalization by approximately $3.8 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus supplement, would increase (decrease) each of cash and cash equivalents, additional paid-in capital, total stockholders' equity and total capitalization on an as adjusted basis by $24.5 million, assuming no change in the assumed public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

              The table above does not include:

  •
  3,389,828 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2016, at a weighted-average exercise price of $13.79 per share;

  •
  2,760,472 shares of common stock reserved as of December 31, 2016 for future issuance under our 2015 Stock Incentive Plan and an additional 1,466,508 shares of common stock that on January 1, 2017 became available for issuance under our 2015 Stock Incentive Plan in accordance with its terms; and

  •
  384,615 additional shares of our common stock available for future issuance as of December 31, 2016 under our 2015 Employee Stock Purchase Plan and an additional 366,627 shares of common stock that on January 1, 2017 became available for issuance under our 2015 Employee Stock Purchase Plan in accordance with its terms.

 DILUTION

              If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2016 was $134.6 million, or $3.67 per share of common stock based upon 36,662,724 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2016.

              After giving effect to our issuance and sale of 4,000,000 shares of our common stock in this offering at an assumed public offering price of $26.04 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on March 14, 2017, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2016 would have been $232.3 million, or $5.71 per share of common stock. This represents an immediate increase in net tangible book value of $2.04 per share to our existing stockholders and an immediate dilution of $20.33 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$26.04
Net tangible book value per share as of December 31, 2016	$3.67
Increase in net tangible book value per share attributable to sale of shares of common stock in this offering	$2.04

As adjusted net tangible book value per share after giving effect to this offering		$5.71

Dilution per share to new investors in this offering		$20.33

              A $1.00 increase (decrease) in the assumed public offering price of $26.04 per share, which was the last reported sale price of our common stock on the NASDAQ Global Select Market on March 14, 2017, would increase (decrease) the as adjusted net tangible book value per share after this offering by approximately $0.10, and increase (decrease) dilution in net tangible book value per share to new investors by approximately $0.90, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 1,000,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus supplement, would increase the as adjusted net tangible book value per share after this offering by $0.45 and decrease the dilution per share to new investors participating in this offering by $(0.45), assuming no change in the assumed public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 1,000,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus supplement, would decrease the as adjusted net tangible book value per share after this offering by $(0.47) and increase the dilution per share to new investors participating in this offering by $0.47, assuming no change in the assumed public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

              If the underwriters exercise their option to purchase additional shares in this offering in full, the as adjusted net tangible book value after the offering would be $5.99 per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $2.32, and the dilution per share to new investors would be $20.05 per share, in each case assuming an public offering price of $26.04 per share, which was the last reported sale price of our common stock on the NASDAQ Global Select Market on March 14, 2017, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If any shares are issued upon exercise of outstanding options at exercise prices below the public offering price in this offering, you will experience further dilution.

              The foregoing table and calculations are based on the 36,662,724 shares of our common stock outstanding as of December 31, 2016, which includes 822,638 shares of unvested restricted stock subject to repurchase by us and 21,955 shares issued upon early exercise of stock options subject to repurchase by us, and excludes:

  •
  3,389,828 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2016, at a weighted-average exercise price of $13.79 per share;

  •
  2,760,472 shares of common stock reserved as of December 31, 2016 for future issuance under our 2015 Stock Incentive Plan, as amended, and an additional 1,466,508 shares of common stock that on January 1, 2017 became available for issuance under our 2015 Stock Incentive Plan in accordance with its terms; and

  •
  384,615 additional shares of our common stock available for future issuance as of December 31, 2016 under our 2015 Employee Stock Purchase Plan and an additional 366,627 shares of common stock that on January 1, 2017 became available for issuance under our 2015 Employee Stock Purchase Plan in accordance with its terms.

MATERIAL U.S. TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

              The following is a discussion of material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

              This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus supplement.

              We assume in this discussion that each non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  financial institutions;

  •
  brokers or dealers in securities;

  •
  regulated investment companies;

  •
  pension plans;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

  •
  certain U.S. expatriates.

              In addition, this discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

              Prospective non-U.S. holders of our common stock should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

  Distributions on our common stock

              As discussed under "Dividend policy" above, we do not expect to make cash dividends to holders of our common stock in the foreseeable future. If we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading "Gain on disposition of common stock." Any distributions will also be subject to the discussions below under the headings "Information reporting and backup withholding" and "FATCA."

              Dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

              Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

              A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

              A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

  Gain on disposition of common stock

              Subject to the discussion below under the headings "Information reporting and backup withholding" and "FATCA," a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder's sale, exchange or other disposition of shares of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading "Distributions on our common stock" also may apply;

  •
  the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

  •
  we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder's holding period, if shorter) a "U.S. real property holding corporation" unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

  Information reporting and backup withholding

              The gross amount of the distributions on our common stock paid to each non-U.S. holder and the tax withheld, if any, with respect to such distributions must be reported annually to the IRS and to each non-U.S. holder. Non-U.S. holders generally will have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading "Distributions on our common stock," will generally be exempt from U.S. backup withholding.

              Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

              Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

              Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

  FATCA

              Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless: (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

              Withholding under FATCA generally (1) applies to payments of dividends on our common stock and (2) will apply to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2018. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

  U.S. federal estate tax

              Shares of our common stock that are owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual's gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

              The preceding discussion of material U.S. federal tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITERS

              Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Cowen and Company, LLC
JMP Securities LLC

Total:	4,000,000

              The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below.

              The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $            per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

              We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 600,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

              The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 600,000 shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

              The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $200,000. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $20,000.

              Our common stock is listed on The NASDAQ Global Select Market under the trading symbol "EDIT."

              We, and each of our executive officers and directors, and certain holders of our common stock have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, on behalf of the underwriters, we and they will not, subject to limited exceptions, during the period ending 90 days after the date of this prospectus supplement in the case of the company, or 60 days after the date of this prospectus supplement, in the case of our executive officers and directors and certain holders of our common stock, or the applicable restricted period:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned by us or them or any other securities so owned convertible into or exercisable or exchangeable for common stock;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

  •
  publicly disclose the intention to make any such offer, pledge, sale, contract, purchase, grant, loan, transfer, or disposition, or enter into any such swap or other arrangement;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, on behalf of the underwriters, we will not file any registration statement with the SEC relating to the offering of, or such other person will not, during the applicable restricted period of 90 or 60 days, as the case may be, make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

              The restrictions described in the immediately preceding paragraph do not apply to certain transactions, including:

  •
  the sale of shares to the underwriters;

  •
  the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement and described in this prospectus supplement, the accompanying prospectus or any document incorporated by reference therein, of which the underwriters have been advised in writing;

  •
  the issuance by us of any options and other awards granted under a stock incentive plan or stock purchase plan described in this prospectus supplement, the accompanying prospectus or any document incorporated by reference therein (and the issuance by us of shares of common stock upon the exercise thereof);

  •
  the filing by us of any registration statement on Form S-8 or a successor form thereto relating to the shares of common stock granted pursuant to or reserved for issuance under a stock incentive plan or stock purchase plan described in this prospectus supplement or the accompanying prospectus,

  •
  (a) the issuance by us of shares of common stock upon conversion of promissory notes that are outstanding on the date of this prospectus supplement, or the issuance by us of shares of common stock in satisfaction of payment obligations under certain license agreements where our payment obligations may be satisfied by the issuance of shares of common stock, and described in this prospectus supplement, the accompanying prospectus or any document incorporated by reference therein, of which the underwriters have been advised in writing or (b); the issuance by us of shares of common stock or other securities issued in connection with any (i) mergers, (ii) acquisition of securities, businesses, property or other assets, (iii) joint ventures, (iv) strategic alliances, (v) partnerships with experts or other talent to develop or provide content, (vi) equipment leasing arrangements or (vii) debt financing; provided that (x) the aggregate number of shares of common stock or other securities issued pursuant to exceptions described in this bullet point shall not exceed 15.0% of the total number of shares of common stock then outstanding and (y) each recipient of any such shares of common stock or other securities pursuant to clause (b) of this bullet point shall execute and deliver to the representatives a lock-up agreement with restrictions substantially similar to those described in this prospectus supplement;

  •
  subject to certain limitations, transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares;

  •
  subject to certain limitations, transfers by any person other than us of shares of common stock or any security convertible into common stock as a bona fide gift, transfers or dispositions of shares of common stock or such other securities to any trust for the direct or indirect benefit of such person or the immediate family of such person in a transaction not involving a disposition for value, transfers or dispositions of shares of common stock or such other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by such person or the immediate family of such person in a transaction not involving a disposition for value, transfers or dispositions of shares of common stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, or a member of the immediate family of such person, or distributions of shares of common stock or any security convertible into common stock to limited partners, members or stockholders of such person;

  •
  subject to certain limitations, transfers or dispositions of common stock or any security convertible into or exercisable or exchangeable for common stock to us pursuant to any contractual arrangement in effect at the date of the agreement that provides for the repurchase of such person's common stock or such other securities by us or in connection with the termination of such person's employment with us;

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

  •
  subject to certain limitations, (a) transfers or dispositions of a limited number of shares of common stock by one of our executive officers under a trading plan established pursuant to Rule 10b5-1 and in effect prior to the date of this prospectus supplement and (b) transfers or dispositions of up to 75,000 shares of common stock by one of our executive officers.

              Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. In addition, in the event that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC grant an early release to certain beneficial holders of any common stock or other securities subject to the lock up agreements with respect to shares of common stock that, in the aggregate, exceed a specified percentage of our then outstanding common stock, then certain other lock up parties shall also be granted an early release, on the same terms, from their obligations on a pro rata basis, subject to certain exceptions.

              In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under their option to purchase additional shares. The underwriters may also sell shares in excess of their option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

              We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

              A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, one of the underwriters acts as sales agent with respect to shares of our common stock sold in at-the-market offerings that we may undertake from time to time under the registration statement, for which such underwriter will receive customary commissions and expenses.

              In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

  General

              Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

  Canada

              The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or each, a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

              (a)         to any legal entity which is a qualified investor as defined in the Prospectus Directive;

              (b)         to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

              (c)          in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

              In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

              For the purposes of the above provisions, the expression an "offer of shares to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

  United Kingdom

              In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

              Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement and the accompanying prospectus or use them as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.

  Australia

              This prospectus supplement and the accompanying prospectus:

  •
  do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or Corporations Act;

  •
  have not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

  •
  do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a "retail client" (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

              The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement, or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

              As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign, or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

  Bermuda

              Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

  British Virgin Islands

              The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the company. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

              This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the securities for the purposes of the Securities and Investment Business Act, 2010, or SIBA, or the Public Issuers Code of the British Virgin Islands.

              The securities may be offered to persons located in the British Virgin Islands who are "qualified investors" for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as "professional investors" under SIBA, which is any person (a) whose ordinary business involves, whether for that person's own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of our company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

  China

              This prospectus supplement and the accompanying prospectus do not constitute a public offer of the securities, whether by sale or subscription, in the People's Republic of China, or PRC. The securities are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

              Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the securities or any beneficial interest therein without obtaining all prior PRC's governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus supplement and the accompanying prospectus are required by the issuer and its representatives to observe these restrictions.

  Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

              In relation to its use in the Dubai International Financial Centre, or DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

  Hong Kong

              The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  WARNING

              The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

  Japan

              The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

  Korea

              The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or FSCMA, and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold, or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or FETL. The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

  Malaysia

              No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

  Saudi Arabia

              This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorised financial adviser.

  Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

              (a)         a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

              (b)         a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

              (a)         to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

              (b)         where no consideration is or will be given for the transfer;

              (c)          where the transfer is by operation of law;

              (d)         as specified in Section 276(7) of the SFA; or

              (e)         as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore

  South Africa

              (a)         Due to restrictions under the securities laws of South Africa, the securities are not offered, and the offer shall not be transferred, sold, renounced, or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

                  (i)          the offer, transfer, sale, renunciation or delivery is to: (a) persons whose ordinary business is to deal in securities, as principal or agent; (b) the South African Public Investment Corporation; (c) persons or entities regulated by the Reserve Bank of South Africa; (d) authorised financial service providers under South African law; (e) financial institutions recognised as such under South African law; (f) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or (g) any combination of the person in (a) to (f); or

                  (ii)         the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

              No "offer to the public" (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the "South African Companies Act")) in South Africa is being made in connection with the issue of the shares. Accordingly, this document does not, nor is it intended to, constitute a "registered prospectus" (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the shares in South Africa constitutes an offer of the shares in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from "offers to the public" set out in section 96(1)(a) of the South African Companies Act. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as "SA Relevant Persons"). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA Relevant Persons.

  Switzerland

              The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              None of this prospectus, the accompanying prospectus or any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

  Taiwan

              The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding, or otherwise intermediate the offering and sale of the shares in Taiwan.

  United Arab Emirates

              The securities have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the Dubai Financial Services Authority.

LEGAL MATTERS

              The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Davis Polk & Wardwell LLP, New York, New York, is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

              Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.editasmedicine.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

              This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

              The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-37687) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed March 3, 2017;

  •
  Current Reports on Form 8-K filed January 23, 2017, March 3, 2017, March 7, 2017, and March 15, 2017; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on January 29, 2016, including any amendments or reports filed for the purpose of updating such description.

              A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other subsequently filed document which is also incorporated in this prospectus supplement and the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

              You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Editas Medicine, Inc.
Attn: Investor Relations
11 Hurley St.
Cambridge, MA 02141
(617) 401-9000

PROSPECTUS

Editas Medicine, Inc.

$350,000,000
of
Debt Securities

Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants
Offered by the Company
and
15,249,303 Shares of Common Stock
Offered by Selling Stockholders

        We may offer and sell securities from time to time in one or more offerings of up to $350,000,000 in aggregate offering price. In addition, the selling stockholders may from time to time offer and sell up to 15,249,303 shares of our common stock. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We and the selling stockholders may offer these securities in amounts, at prices and on terms determined at the time of offering. In a prospectus supplement relating to any sales by the selling stockholders, we will identify the selling stockholders and the number of shares of our common stock that the selling stockholders will be selling. We will not receive any proceeds from the sale, if any, of common stock by the selling stockholders.

        The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "EDIT."

        Investing in these securities involves certain risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2017

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $350,000,000 and the selling stockholders may from time to time sell up to 15,249,303 shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we, or the selling stockholders, as applicable, sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

        Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "our" and "us" refer, collectively, to Editas Medicine, Inc., a Delaware corporation, and its consolidated subsidiary.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.editasmedicine.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37687) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed March 3, 2017;

  •
  Current Reports on Form 8-K filed January 23, 2017 and March 3, 2017; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on January 29, 2016, including any amendments or reports filed for the purpose of updating such description.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Editas Medicine, Inc.
Attn: Investor Relations
11 Hurley St.
Cambridge, MA 02141
(617) 401-9000

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts included in this prospectus and the information incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

        In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the information incorporated by reference in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. See "Risk Factors" for more information. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein.

 RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the section captioned "Risk Factors" in the applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

 EDITAS MEDICINE, INC.

        We are a leading genome editing company dedicated to treating patients with genetically defined diseases by correcting their disease-causing genes. We believe that we have entered a new era of genomic medicine as the growth of genomic information in recent decades has significantly expanded the understanding of genetically defined diseases. A new technology known as CRISPR (clustered, regularly interspaced short palindromic repeats) has the potential to achieve precise, directed changes in DNA. The confluence of these two streams of scientific endeavor, understanding genetic defects and having the tools to be able to address them, creates the opportunity for us to achieve a longstanding goal of medicine: to treat the root causes of diseases at the genetic level. Our mission is to translate the promise of our science into a broad class of transformative genomic medicines to benefit the greatest number of patients.

        We are developing a proprietary genome editing platform based on CRISPR technology. CRISPR uses a protein-RNA complex composed of an enzyme, including either Cas9 (CRISPR associated protein 9) or Cpf1 (CRISPR from Prevotella and Francisella 1), bound to a guide RNA molecule designed to recognize a particular DNA sequence. Once the complex binds to the DNA sequence it was designed to recognize, the complex makes a specific cut in the DNA, ultimately triggering the cell's DNA repair machinery to change the targeted sequence. Our platform consists of four interrelated components: nuclease engineering, delivery, control and specificity, and directed editing. These components are designed to develop medicines that specifically address a wide variety of genetic targets, reach the site of disease safely and effectively, tightly and specifically control the editing process, and drive the right kind of genetic repair. Our preclinical drug discovery platform uses the flexibility of CRISPR technology to enable rapid reprogramming of the guide RNA complex with the potential to direct it to almost any site in the human genome. Using this platform, we aim to develop and advance a broad range of therapies for genetically defined diseases.

        Our principal executive offices are located at 11 Hurley Street, Cambridge, MA 02141, and our telephone number is (617) 401-9000.

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

Fiscal Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014	Period from September 3, 2013 (Inception) to December 31, 2013
Consolidated ratios of earnings to fixed charges	N/A	N/A	N/A	N/A
Consolidated ratios of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A

For purposes of calculating the ratios above, earnings consist of net loss. Fixed charges include interest expense and amortization of debt issuance costs.

        Our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. Due to our losses for the years ended December 31, 2016, 2015, and 2014, and the period from September 3, 2013 (inception) to December 31, 2013, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $97.2 million, $72.9 million, $13.7 million, and $1.8 million, respectively, to achieve a coverage ratio of 1:1 in those periods.

        We did not have any preferred stock outstanding after the completion of our initial public offering in February 2016.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, research and development expenditures, the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

        We will not receive any proceeds from the sale of any shares of common stock offered and sold by the selling stockholders.

 DILUTION

        If there is a material dilution of the purchasers' equity interests from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale from time to time by certain of our existing stockholders, whom we refer to in this prospectus as the "selling stockholders," of up to 15,249,303 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. All of these shares were issued to the selling stockholders upon the conversion into common stock of all of our previously outstanding shares of preferred stock in connection with the closing of our initial public offering in February 2016. The shares of preferred stock held by the selling stockholders prior to the aforementioned conversion were acquired from us in private placement transactions prior to our initial public offering.

        If any selling stockholder offers shares in any future offering, an applicable prospectus supplement will set forth the name of each such selling stockholder, the nature of any position, office or other material relationship that the selling stockholder has had with us or any of our predecessors or affiliates during the three years prior to the date of the applicable prospectus supplement, the number of our shares of common stock owned by the selling stockholder before and after the offering and the number of our shares of common stock to be offered by the selling stockholder.

        We will pay all registration expenses with respect to the shares of our common stock being registered for resale by the selling stockholders, including registration fees, printing expenses, fees and disbursements of our counsel and accountants, and reasonable fees and disbursements of one counsel representing the selling stockholders. The selling stockholders will pay any underwriting or broker discounts and commissions incurred by the selling stockholders in selling their shares of common stock.

        The selling stockholders may not sell any shares pursuant to this prospectus until we have identified the applicable selling stockholders and the shares that may be offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares pursuant to any available exemption from the registration requirements of the Securities Act.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean Editas Medicine, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiary.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination." The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

        The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

  •
  the title and type of the debt securities;

  •
  whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

  •
  the aggregate principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

  •
  the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

  •
  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

  •
  the right, if any, to extend the interest payment periods and the duration of that extension;

  •
  the manner of paying principal and interest and the place or places where principal and interest will be payable;

  •
  provisions for a sinking fund, purchase fund or other analogous fund, if any;

  •
  any redemption dates, prices, obligations and restrictions on the debt securities;

  •
  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

  •
  any conversion or exchange features of the debt securities;

  •
  whether and upon what terms the debt securities may be defeased;

  •
  any events of default or covenants in addition to or in lieu of those set forth in the indenture;

  •
  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

  •
  whether the debt securities will be guaranteed as to payment or performance;

  •
  any special tax implications of the debt securities; and

  •
  any other material terms of the debt securities.

        When we refer to "principal" in this section with reference to the debt securities, we are also referring to "premium, if any."

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

  •
  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions are met.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

  •
  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

  •
  failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

  •
  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

  •
  certain events of bankruptcy or insolvency, whether or not voluntary; and

  •
  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

  •
  the holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

  •
  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of senior debt securities if:

  •
  we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

  •
  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

        Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

  •
  We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

  •
  There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

  •
  We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

        If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called "covenant defeasance"). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

        If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

  •
  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

  •
  to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

  •
  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

  •
  to provide for or add guarantors with respect to the senior debt securities of any series;

  •
  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

  •
  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

  •
  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

  •
  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

  •
  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

  •
  extends the final maturity of any senior debt securities of such series;

  •
  reduces the principal amount of any senior debt securities of such series;

  •
  reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

  •
  reduces the amount payable upon the redemption of any senior debt securities of such series;

  •
  changes the currency of payment of principal of or interest on any senior debt securities of such series;

  •
  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

  •
  waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

  •
  changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

  •
  modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

  •
  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

  •
  all of the indebtedness of that person for money borrowed;

  •
  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

  •
  all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

  •
  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

  •
  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our amended and restated by-laws and applicable provisions of Delaware corporate law. You should read our restated certificate of incorporation and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

        Our authorized capital stock consists of 195,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of January 1, 2017, 36,662,724 shares of common stock were outstanding, which were held of record by 38 stockholders (not including beneficial owners whose shares are held in street name), and no shares of preferred stock were outstanding.

Common Stock

        Annual Meeting.    Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose, and may be called only by the board of directors, the chairman of the board, or the chief executive officer, and business to be transacted at any special meeting is limited to matters related to the purpose or purposes stated in the notice of the meeting. Except as may be otherwise provided by applicable law, our restated certificate of incorporation, or our amended and restated by-laws, all elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of common stock, after any preferences of holders of any preferred stock, are entitled to proportionately receive dividends when and if declared by the board of directors out of legally available funds, subject to any preferential dividend or other rights of any series of preferred stock that we may designate and issue in the future.

        Liquidation and Dissolution.    If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of all debts and other liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

        Other Rights.    Holders of the common stock have no right to:

  •
  convert the stock into any other security;

  •
  have the stock redeemed;

  •
  purchase additional stock; or

  •
  maintain their proportionate ownership interest.

        The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Transfer Agent and Registrar.    Computershare Trust Company, N.A. is transfer agent and registrar for our common stock.

Preferred Stock

        We are authorized to issue "blank check" preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

        A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

  •
  the designation and stated value per share of the preferred stock and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

  •
  any redemption or sinking fund provisions;

  •
  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

  •
  any conversion provisions;

  •
  whether we have elected to offer depositary shares as described under "Description of Depositary Shares;" and

  •
  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        As described under "Description of Depositary Shares," we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

  •
  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

  •
  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

  •
  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

  •
  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

  •
  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a series unless:

  •
  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

  •
  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series of preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

  •
  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

  •
  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

        Transfer Agent and Registrar.    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Registration Rights

        We have entered into an amended and restated investors' rights agreement dated as of August 4, 2015, or the Investors' Rights Agreement, which provides the selling stockholders, which include some of our directors and 5% stockholders and their respective affiliates and entities affiliated with our officers and directors, the right to require us to register these shares under the Securities Act of 1933, as amended, or the Securities Act, under specified circumstances as described below. After registration pursuant to these rights, including the registration of these shares under the registration statement of which this prospectus forms a part, these shares will become freely tradable without restriction under the Securities Act. As of March 3, 2017, 15,249,303 shares of our outstanding common stock are subject to registration rights under the Investors' Rights Agreement and these shares are being registered under the registration statement of which this prospectus forms a part. The registration rights under the Investors' Rights Agreement terminate upon the earliest to occur of:

  •
  the closing of a "Deemed Liquidation Event," as such term is defined in our restated certificate of incorporation;

  •
  with respect to any holder party to the Investors' Rights Agreement, such time as Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, or another similar exemption under the Securities Act is available for the sale of all of the shares held by such holder without limitation during a three-month period without registration (and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1)); or

  •
  February 8, 2021.

        Demand Registration Rights.    Subject to specified limitations set forth in the Investors' Rights Agreement, the holders of at least 30% of then outstanding registrable securities, as defined in the Investors' Rights Agreement, acting together, may demand in writing that we register their registrable securities under the Securities Act so long as the total amount of registrable shares requested to be registered has an anticipated aggregate offering price to the public, net of selling expenses, of least $10.0 million. We are not obligated to file a registration statement pursuant to this demand provision on more than two occasions, subject to specified exceptions.

        In addition, subject to specified limitations set forth in the Investors Rights Agreement, the holders of at least 30% of the registrable securities then outstanding may demand in writing that we register on Form S-3 registrable shares held by them so long as the total amount of registrable shares requested to be registered has an anticipated aggregate offering price to the public, net of selling expenses, of at least $5.0 million.

        Incidental Registration Rights.    If we propose to file a registration statement to register any of our securities under the Securities Act, either for our own account or for the account of any of our stockholders that are not holders of registrable shares, solely for cash and on a form that would also permit the registration of registrable shares, the holders of our registrable shares are entitled to notice of registration and, subject to specified exceptions set forth in the Investors' Rights Agreement, we will be required to register the registrable shares then held by them that they request that we register.

        Expenses.    Pursuant to the Investors' Rights Agreement, we are required to pay all registration expenses, including registration fees, printing expenses, fees and disbursements of our counsel and accountants, and reasonable fees and disbursements of one counsel representing the selling stockholders, other than any underwriting discounts and commissions, related to any demand or incidental registration. The Investors' Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us or any violation of specified securities laws by us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them or any violation of specified securities laws by them.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

        Delaware law, our restated certificate of incorporation, and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

        Staggered Board; Removal of Directors.    Our restated certificate of incorporation and amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

        Stockholder Action by Written Consent; Special Meetings.    Our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our restated certificate of incorporation and amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by the chairman of our board of directors, our Chief Executive Officer, or our board of directors.

        Advance Notice Requirements for Stockholder Proposals.    Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

        Delaware Business Combination Statute.    We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

        Amendment of Certificate of Incorporation and Bylaws.    The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our restated certificate of incorporation described above under "—Staggered Board; Removal of Directors" and "—Stockholder Action by Written Consent; Special Meetings."

        Exclusive Forum Selection.    Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to our company or our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the General Corporation Law of the State of Delaware or our restated certificate of incorporation or amended and restated bylaws, or (4) any action asserting a claim against our company governed by the internal affairs doctrine. Although our restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

        Blank Check Preferred Stock.    Our restated certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our company, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, our restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring, or preventing a change in control of the company. Our board of directors currently does not intend to seek shareholder approval prior to any issuance of shares of preferred stock, unless otherwise required by law.

        Authorized But Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depository shares. You should refer to the form of the deposit agreement, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

        The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

        The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

  •
  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants are to be sold separately or with other securities as parts of units;

  •
  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  the designation and terms of any equity securities purchasable upon exercise of the warrants;

  •
  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

  •
  the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

  •
  any redemption or call provisions; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 FORMS OF SECURITIES

        Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Securities Offered by Us

        We may sell securities:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price and the proceeds we will receive from the sale of the securities;

  •
  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Common Stock Offered by the Selling Stockholders

        The shares of common stock covered by this prospectus for offer and sale by the selling stockholders may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders may offer and sell the shares of common stock covered by this prospectus from time to time on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

        The selling stockholders may offer and sell the shares of common stock covered by this prospectus by one or more of the following methods, including, without limitation:

  •
  block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  "at the market" transactions to or through market makers or into an existing market for our common stock;

  •
  in privately negotiated transactions;

  •
  short sales;

  •
  in options, swaps or other derivative transactions that may or may not be listed on an exchange;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis; or

  •
  any combination of the above.

        The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as agents of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. If a broker-dealer is unable to sell shares of common stock acting as agent for the selling stockholders, it may purchase as principal any unsold shares of common stock at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares of common stock from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        To the extent required under the Securities Act, the aggregate amount of the shares of common stock being offered by the selling stockholders and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offering will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the selling stockholders' shares, for whom they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

        Any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts and commissions.

        The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of the shares of common stock by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

        The selling stockholders and other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the securities.

        The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

        We will make copies of this prospectus available to the selling stockholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

        Pursuant to the Investors' Rights Agreement, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of common stock against certain liabilities, including liabilities arising under the Securities Act.

        In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.